Exhibit 99.1

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Reed Byrum, APR
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FIRST NATIONAL BANCSHARES: AGREEMENT IN PRINCIPLE REACHED
FOR  MODIFICATION OF ITS LOAN AGREEMENT WITH  NEXITY BANK
Pending Regulatory Approval, Would Eliminate Covenant Violations

SPARTANBURG, SC, August 26, 2009 –First National Bancshares, Inc., (NASDAQ: FNSC) announced today that, pending regulatory approval, it has reached an agreement in principle to modify its loan agreement with Nexity Bank. The modified agreement, when executed, would eliminate covenant violations that arose in April.

“We believe we are on the verge of resolving our loan agreement with Nexity Bank. This would remove First National from default and modify its current loan agreement,” C. Dan Adams, Chairman of First National’s Board, said. “Upon formal approval, this agreement would clear the way for First National to take actions to improve its capital ratios.”

The agreement is awaiting approval of the State of Alabama Banking Department on behalf of Nexity.  First National has already received regulatory approval for the proposed modification. No further details of the agreement were available.

First National Bancshares is the holding company for First National Bank of the South. Nexity is a Birmingham, AL, bank.

In another matter, on August 24, each Board member of First National Bancshares made an investment in the bank’s future by purchasing shares of First National Bancshares' common stock in exchange for an aggregate capital contribution of $550,000.

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About First National Bancshares
First National Bancshares, Inc., (NASDAQ: FNSC) is an $835-million asset bank holding company, based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has 13 full-service branches in six South Carolina counties. First National Bancshares was incorporated in 1999 to conduct general banking business through its wholly owned bank subsidiary, First National Bank of the South. Additional information about First National is available online at www.fnbwecandothat.com.

Forward-Looking Statements

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to First National's plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which First National conducts operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in First National’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause First National’s results to differ materially from those described in the forward-looking statements can be found in First National’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. First National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.